EXHIBIT 99.1

FOR IMMEDIATE RELEASE
February 21, 2018

Mammoth Energy Services, Inc. Announces
Fourth Quarter and Full Year 2017 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, February 21, 2018 - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the fourth quarter and full year ended December 31, 2017.

Key Highlights for and subsequent to the Fourth Quarter 2017:

•
Total revenue was $369.0 million for the three months ended December 31, 2017, up 147% sequentially from $149.3 million for the three months ended September 30, 2017 and up 463% from $65.6 million for the three months ended December 31, 2016. Total revenue was $691.5 million for the year ended December 31, 2017, up 200% from $230.6 million for the year ended December 31, 2016.

•
Net income for the three months ended December 31, 2017 was $65.9 million, an improvement of $66.7 million from a net loss of $0.8 million for the three months ended September 30, 2017 and an improvement of $123.6 million from a net loss of $57.7 million for the three months ended December 31, 2016. Net income was $59.0 million for the year ended December 31, 2017, a $151.4 million improvement from a net loss of $92.5 million for the year ended December 31, 2016.

•
Adjusted EBITDA (as defined and reconciled below) was $110.5 million for the three months ended December 31, 2017, up 294% sequentially from $28.0 million for the three months ended September 30, 2017 and up 691% from $14.0 million for the three months ended December 31, 2016. Adjusted EBITDA was $165.3 million for the year ended December 31, 2017, up 301% from $41.3 million for the year ended December 31, 2016.

•
Executed an amendment to Mammoth subsidiary Cobra Acquisitions LLC's contract with the Puerto Rico Electric Power Authority, or PREPA, to aid in the restoration of the electric utility infrastructure in Puerto Rico, increasing the total contract value to approximately $445 million, up from $200 million originally.

•
2018 capital expenditures expected to be approximately $125.0 million for expanding infrastructure operations, upgrading and expanding sand facilities, expanding the rental fleet into the mid-continent and adding selective equipment.

Arty Straehla, Mammoth's Chief Executive Officer, stated, "The expansion that Mammoth undertook in 2017 has built a base in three core areas - infrastructure, pressure pumping and sand - that will serve as a platform on which to grow going forward. With the core businesses now in place, we intend to strategically build upon these business segments throughout 2018 and we expect to begin generating significant free cash flows that will be used to bolster our balance sheet, while providing flexibility to expand into the areas where we see the best opportunities."

Pressure Pumping Services

Mammoth's pressure pumping segment contributed revenues (inclusive of intersegment revenues) of $111.9 million on 1,375 stages for the three months ended December 31, 2017, a 46% increase from $76.7 million on 1,617 stages for the three months ended September 30, 2017 and a 247% increase from $32.3 million on 764 stages for the three months ended December 31, 2016. Utilization during the three months ended December 31, 2017 remained strong.

The pressure pumping segment contributed revenues (inclusive of intersegment revenues) of $279.4 million on 5,139 stages and $124.4 million on 2,442 stages, respectively, for the years ended December 31, 2017 and 2016.

During 2017, the Company expanded its pressure pumping services into the SCOOP/STACK and the Permian Basin with the startup of its fourth, fifth and sixth pressure pumping fleets in June, August and October, respectively.

Infrastructure Services

Mammoth's infrastructure services segment contributed revenues of $209.2 million for the three months ended December 31, 2017, a $195.7 million increase from $13.5 million for the three months ended September 30, 2017. The infrastructure segment contributed revenues of $224.4 million for the year ended December 31, 2017. During 2016, Mammoth did not provide infrastructure services. As of 2/20/2018, we had a total infrastructure backlog in excess of $500 million.

During 2017, Mammoth broadened its service offerings by expanding into the utility infrastructure business with the formation of Cobra Acquisitions LLC ("Cobra") and the acquisitions of Higher Power Electrical, LLC in April 2017 and 5 Star Electric, LLC in July 2017. Effective October 19, 2017, Cobra entered into an emergency master services agreement with PREPA for repairs to PREPA’s electrical grid as a result of Hurricane Maria. The initial PREPA contract has a one-year term and provided for up to $200.0 million of revenue. The initial PREPA contract was fully applied to services performed by Cobra as of January 3, 2018. On January 28, 2018, Cobra and PREPA amended the initial PREPA contract to increase the total contract amount by an additional $245.4 million of revenue up to a total of $445.4 million in revenue.

Natural Sand Proppant Production

Mammoth's natural sand proppant segment contributed revenues (inclusive of intersegment revenues) of $43.9 million for the three months ended December 31, 2017, a 34% increase from $32.7 million for the three months ended September 30, 2017 and a 285% increase from $11.4 million for the three months ended December 31, 2016. Tons of sand sold for the three months ended December 31, 2017 totaled 600,182 compared to 474,933 for the three months ended September 30, 2017 and 235,860 for the three months ended December 31, 2016.

Mammoth's natural sand proppant segment contributed revenues (inclusive of intersegment revenues) of $117.0 million for the year ended December 31, 2017, up 207% from $38.1 million for the year ended December 31, 2016. Tons of sand sold increased 147% from 683,768 for the year ended December 31, 2016 to 1,690,032 for the year ended December 31, 2017.

The Company completed the acquisitions of Taylor Frac and the Chieftain Sand assets (renamed Piranha Proppant) during the second quarter of 2017 with sand sales from the Piranha Proppant facility commencing in June 2017. The expansion of the Taylor Frac facility is underway with the expectation of increasing capacity to 1.75 Mmtpa (up from 0.7 Mmtpa) by the end of the first quarter of 2018. Once the Taylor Frac expansion is completed, Mammoth's processing capacity will grow to approximately 4 Mmtpa. The Company intends to upgrade certain equipment at its Piranha facility, which is expected to further increase its total sand processing capacity to 4.4 Mmtpa by mid-year 2018.

Contract Land and Directional Drilling Services

Mammoth's contract land and directional drilling segment contributed revenues (inclusive of intersegment revenues) of $13.7 million for the three months ended December 31, 2017 compared to $13.6 million for the three months ended September 30, 2017 and $11.7 million for the three months ended December 31, 2016. Five horizontal rigs on average operated during the three months ended December 31, 2017 and September 30, 2017 compared to four during the three months ended December 31, 2016. The average drilling day rate was $15,964, $14,800 and $13,590, respectively, for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016.

The drilling segment contributed revenues (inclusive of intersegment revenues) of $50.5 million for the year ended December 31, 2017, up 58% from $32.0 million for the year ended December 31, 2016. Five horizontal rigs on average operated during the year ended December 31, 2017, at an average day rate of $14,800 compared to four rigs at an average day rate of $12,900 during the year ended December 31, 2016. During 2018, Mammoth anticipates five to six rigs will operate on average throughout the year.

Other Services

Mammoth's other services, including coil tubing, pressure control, flowback, cementing, equipment rentals and remote accommodations, contributed revenues (inclusive of intersegment revenues) of $15.2 million for the three months ended December 31, 2017 compared to $17.4 million for the three months ended September 30, 2017 and $10.4 million for the three months ended December 31, 2016.

Revenues for other services (inclusive of intersegment revenues) were $51.7 million and $41.0 million, respectively, for the years ended December 31, 2017 and 2016. The increase is primarily due to revenues derived from Stingray Cementing and Stingray Energy Services, which were acquired in June 2017.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses increased to $27.4 million for the three months ended December 31, 2017 from $8.0 million for the three months ended September 30, 2017 and $6.0 million for the three months ended December 31, 2016. The sequential increase is primarily attributable to increased bad debt expense and increased compensation and benefits. SG&A expenses, as a percentage of total revenue, were 7% for the three months ended December 31, 2017 compared to 5% for the three months ended September 30, 2017 and 9% for the three months ended December 31, 2016.

SG&A expenses increased to $49.9 million for the year ended December 31, 2017 from $18.0 million for the year ended December 31, 2016. The increase was primarily attributable to increased compensation and benefits, bad debt expense and professional service charges. SG&A expenses, as a percentage of total revenue, were 7% for the year ended December 31, 2017 compared to 8% for the year ended December 31, 2016.

Liquidity

As of December 31, 2017, we had net debt of approximately $94.3 million reflecting $99.9 million in borrowings outstanding under our $170.0 million revolving credit facility and $5.6 million of cash on hand. As of December 31, 2017, we had approximately $62.8 million of available borrowing capacity under our revolving credit facility, after giving effect to $6.5 million of outstanding letters of credit.

Capital Expenditures

The following table summarizes our capital expenditures by segment for the periods indicated (in thousands):

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Pressure pumping services(a)	$12,870	$6,410	$19,581	$85,853	$7,673
Infrastructure services(b)	8,131	—	8,055	20,144	—
Natural sand proppant services(c)	8,478	6	4,928	16,376	528
Contract and directional drilling services(d)	669	1,216	2,357	8,927	2,710
Other(e)	1,431	—	777	2,553	829
Total capital expenditures	$31,579	$7,632	$35,698	$133,853	$11,740
(a) Capital expenditures include three new pressure pumping fleets during the year ended December 31, 2017 and various other pressure pumping equipment.
(b) Capital expenditures primarily for truck and equipment purchases for the year ended December 31, 2017.
(c) Capital expenditures include a conveyor and plant additions for the years ended December 31, 2017 and 2016.
(d) Capital expenditures primarily for upgrades to the rig fleet for the years ended December 31, 2017 and 2016.
(e) Capital expenditures primarily for equipment upgrades for the years ended December 31, 2017 and 2016.

Explanatory Note Regarding Financial Information

The historical financial information for periods prior to October 12, 2016, contained in this release relates to Mammoth Energy Partners LP, a Delaware limited partnership (the "Partnership"). On October 12, 2016, the Partnership was converted into a Delaware limited liability company named Mammoth Energy Partners LLC ("Mammoth LLC"), and then each member of Mammoth LLC contributed all of its membership interests in Mammoth LLC to the Company. Prior to the conversion and the contribution, the Company was a wholly-owned subsidiary of the Partnership. Following the conversion and the contribution, Mammoth LLC (as the converted successor to the Partnership) became a wholly-owned subsidiary of the Company.

In October 2016, Mammoth completed its initial public offering (the "IPO") and its common stock began trading on The NASDAQ Global Select Market under the symbol “TUSK.” Unless the context otherwise requires, references in this release to Mammoth or the Company, when used in a historical context for periods prior to October 12, 2016 refer to the Partnership and its subsidiaries. References in this release to Mammoth or the Company, when used for periods beginning on or after October 12, 2016 refer to Mammoth and its subsidiaries.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements, and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Based on the CODM's assessment, effective December 31, 2017, the Company identified four reportable segments: pressure pumping services; infrastructure services; natural sand proppant services; and contract land and directional drilling services. For the year ended December 31, 2016, the Company identified five reportable segments consisting of pressure pumping services, well services, natural sand proppant services, contract land and directional drilling services and other energy services. The Company changed its reportable segment presentation in 2017, as it no longer considers well services activities, which included Redback Energy Services, Redback Coil Tubing and Mammoth Energy Partners, and its other energy services activities, which included Sand Tiger, to be significant to the understanding of the Company's results. The Company now presents the results of its well service and other energy service activities as "Other." Additionally, during 2017, the Company added a new reportable segment for its infrastructure service activities. The financial results by segment below for the three months ended September 30, 2017 and the three months and years ended December 31, 2017 and 2016 reflect this change in reportable segments.

Prior to 2017, information used by the CODM in measuring segment profits or losses did not include intersegment revenues and costs as they were deemed immaterial for decision-making purposes. In 2017, the Company's CODM changed the way segment profits and losses are measured to include intersegment revenues and expenses. The financial results by segment below for the three months ended September 30, 2017 and the three months and years ended December 31, 2017 and 2016 reflect this change in measurement method.

On June 5, 2017, the Company completed the acquisition of (1) Sturgeon Acquisitions, LLC and its wholly owned subsidiaries Taylor Frac LLC, Taylor Real Estate Investments, LLC and South River Road, LLC (collectively, "Sturgeon"); (2) Stingray Energy Services, LLC and (3) Stingray Cementing, LLC (together with Stingray Energy Services, the “Stingray Acquisition”) in exchange for the issuance by Mammoth of an aggregate of 7,000,000 shares of its common stock.

Prior to the acquisition, the Company and Sturgeon were under common control and it is required under accounting principles generally accepted in the United States of America to account for this common control acquisition in a manner similar to the pooling of interest method of accounting. Therefore, the Company's historical financial information has been recast to combine Sturgeon with the Company as if the acquisition had been completed at commencement of Sturgeon's operations on September 13, 2014.

Conference Call Information

Mammoth will host a conference call on Thursday, February 22, 2018 at 10:00 a.m. CST to discuss its fourth quarter 2017 financial and operational results. The telephone number to access the conference call is 844-265-1561 or international dial in 216-562-0385. The conference ID for the call is 1276679. Mammoth encourages those who would like to participate in the call to place calls between 9:50 a.m. and 10:00 a.m. CST.

The conference call will also be webcast live on www.mammothenergy.com in the “investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves and government-funded utilities, private utilities, public investor-owned utilities and corporate utilities through its infrastructure services. Mammoth’s suite of services includes pressure pumping services, infrastructure services, natural sand proppant services, contract land and directional drilling services and other services. Other services consists of coil tubing, pressure control, flowback, cementing, equipment rentals and remote accommodation services. For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist - Director, Investor Relations
dcrist@mammothenergy.com
(405) 608-6048

Media Contact:
Andy Wilson
Andrew.wilson@edelman.com
(917) 607-6601

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the Securities and Exchange Commission (the “SEC”), including those relating to our acquisitions and our contracts, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; solvency of counterparties to our contracts and their ability to timely pay for our services; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,
	2017	2016
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$5,637	$29,239
Accounts receivable, net	243,746	21,169
Receivables from related parties	33,788	27,589
Inventories	17,814	6,124
Prepaid Expenses	12,552	4,426
Other current assets	886	392
Total current assets	314,423	88,939

Property, plant and equipment, net	351,017	242,120
Sand reserves	74,769	55,367
Intangible assets, net - customer relationships	9,623	15,950
Intangible assets, net - trade names	6,516	5,617
Goodwill	99,811	88,727
Deferred income tax asset	6,739	—
Other non-current assets	4,345	5,642
Total assets	$867,243	$502,362

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$141,306	$20,469
Payables to related parties	1,378	203
Accrued expenses and other current liabilities	40,895	8,546
Income taxes payable	36,409	28
Total current liabilities	219,988	29,246

Long-term debt	99,900	—
Deferred income taxes	34,147	47,671
Asset retirement obligation	2,123	260
Other liabilities	3,289	2,404
Total liabilities	359,447	79,581

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 44,589,306 and	446	375
37,500,000 issued and outstanding at December 31, 2017 and 2016
Additional paid in capital	508,010	400,206
Accumulated Deficit	2,001	(56,323)
Members' equity	—	81,739
Accumulated other comprehensive loss	(2,661)	(3,216)
Total equity	507,796	422,781
Total liabilities and equity	$867,243	$502,362

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
REVENUE	(in thousands, except per share amounts)
Services revenue	$315,545	$23,678	$63,113	$435,409	$89,643
Services revenue - related parties	31,639	30,480	56,861	166,064	107,147
Product revenue	18,024	3,401	15,276	47,067	8,052
Product revenue - related parties	3,755	7,994	14,055	42,956	25,783
Total Revenue	368,963	65,553	149,305	691,496	230,625

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $25,044, $16,046 and $24,153, respectively, for the three months ended December 31, 2017, December 31, 2016 and September 30, 2016 and $82,686 and $65,705, respectively, for the years ended December 31, 2017 and 2016)	198,201	37,947	89,346	390,112	140,063
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0 and $0, respectively, for the three months ended December 31, 2017, December 31, 2016 and September 30, 2016 and $0 and $0, respectively, for the years ended December 31, 2017 and 2016)	707	279	9	1,408	1,063
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,790, $1,747 and $3,033, respectively, for the three months ended December 31, 2017, December 31, 2016 and September 30, 2016 and $9,389 and $6,477, respectively, for the years ended December 31, 2017 and 2016)	33,290	9,043	25,178	91,049	31,892
Product cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0 and $0, respectively, for the three months ended December 31, 2017, December 31, 2016 and September 30, 2016 and $0 and $0, respectively, for the years ended December 31, 2017 and 2016)	—	2	—	—	3
Selling, general and administrative	26,931	5,732	7,668	48,405	17,290
Selling, general and administrative - related parties	495	301	355	1,481	758
Depreciation, depletion, amortization and accretion	27,770	17,832	27,224	92,124	72,315
Impairment of long-lived assets	4,146	—	—	4,146	1,871
Total cost and expenses	291,540	71,136	149,780	628,725	265,255
Operating income (loss)	77,423	(5,583)	(475)	62,771	(34,630)

OTHER (EXPENSE) INCOME
Interest expense	(1,381)	(763)	(1,420)	(4,310)	(4,096)
Bargain purchase gain	—	—	—	4,012	—
Other, net	28	(214)	(319)	(677)	158
Total other expense	(1,353)	(977)	(1,739)	(975)	(3,938)
Income (loss) before income taxes	76,070	(6,560)	(2,214)	61,796	(38,568)
Provision (benefit) for income taxes	10,155	51,146	(1,413)	2,832	53,885
Net income (loss)	$65,915	$(57,706)	$(801)	$58,964	$(92,453)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of ($167), $1,732 and $358, respectively, for the three months ended December 31, 2017, December 31, 2016 and September 30, 2016 and $645 and $1,732, respectively, for 2017 and 2016	(482)	(605)	628	555	2,711
Comprehensive income (loss)	$65,433	$(58,311)	$(173)	$59,519	$(89,742)

Net income (loss) per share (basic)	$1.48	$(1.61)	$(0.02)	$1.42	$(2.94)
Net income (loss) per share (diluted)	1.48	(1.61)	(0.02)	1.42	(2.94)
Weighted average number of shares outstanding	44,579	35,951	44,502	41,548	31,500
Weighted average number of shares outstanding, including dilutive effect	44,683	35,951	44,502	41,639	31,500

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2017	2016
Cash flows from operating activities	(in thousands)
Net income (loss)	$58,964	$(92,453)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Equity based compensation	3,741	501
Depreciation, depletion, amortization and accretion	92,124	72,315
Amortization of coil tubing strings	2,855	2,028
Amortization of debt origination costs	399	603
Bad debt expense	16,206	1,968
Loss (gain) on disposal of property and equipment	69	(702)
Gain on bargain purchase	(4,012)	—
Impairment of long-lived assets	4,146	1,871
Deferred income taxes	(25,379)	47,899
Changes in assets and liabilities:
Accounts receivable, net	(231,751)	(4,641)
Receivables from related parties	(1,096)	(2,462)
Inventories	(14,238)	(624)
Prepaid expenses and other assets	(14,368)	(198)
Accounts payable	101,725	1,412
Payables to related parties	1,174	(249)
Accrued expenses and other liabilities	30,662	2,420
Income taxes payable	36,395	1
Net cash provided by operating activities	57,616	29,689

Cash flows from investing activities:
Purchases of property and equipment	(132,295)	(11,740)
Purchases of property and equipment from related parties	(1,558)	—
Business acquisitions, net	(42,008)	—
Proceeds from disposal of property and equipment	907	4,022
Business combination cash acquired	2,671	—
Net cash used in investing activities	(172,283)	(7,718)

Cash flows from financing activities:
Borrowings on long-term debt	156,850	28,734
Repayments of long-term debt	(56,950)	(123,734)
Proceeds from initial public offering	—	105,839
Initial public offering costs	—	(2,764)
Debt issuance costs	—	—
Repayment of acquisition-related long-term debt	(8,851)	—
Capital distributions	—	(5,000)
Net cash provided by financing activities	91,049	3,075
Effect of foreign exchange rate on cash	16	154
Net (decrease) increase in cash and cash equivalents	(23,602)	25,200
Cash and cash equivalents at beginning of period	29,239	4,039
Cash and cash equivalents at end of period	$5,637	$29,239

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,656	$3,707
Cash paid for income taxes	$840	$3,588
Supplemental disclosure of non-cash transactions:
Acquisition of Sturgeon, Stingray Cementing LLC and Stingray Energy Services LLC	$23,091	$—
Purchases of property and equipment included in trade accounts payable	$15,038	$2,789

MAMMOTH ENERGY SERVICES, INC.
HISTORICAL SEGMENT DATA
(in thousands)

Three Months Ended December 31, 2017	Pressure Pumping	Infrastructure	Sand	Drilling	All Other(a)	Eliminations	Total
Revenue from external customers	$111,244	$209,229	$21,779	$13,208	$13,503	$—	$368,963
Intersegment revenues	617	—	22,167	446	1,708	(24,938)	—
Total revenue	111,861	209,229	43,946	13,654	15,211	(24,938)	368,963
Cost of revenues, exclusive of depreciation, depletion, amortization and accretion	65,594	108,289	33,289	12,117	12,909	—	232,198
Intersegment cost of revenues	22,928	1,443	373	101	58	(24,903)	—
Total cost of revenue	88,522	109,732	33,662	12,218	12,967	(24,903)	232,198
Selling, general and administrative	2,810	20,365	1,875	1,406	970	—	27,426
Depreciation, depletion, amortization and accretion	13,590	1,805	2,791	4,657	4,927	—	27,770
Impairment of long-lived assets	—	—	324	3,822	—	—	4,146
Operating income (loss)	6,939	77,327	5,294	(8,449)	(3,653)	(35)	77,423
Interest expense	599	168	107	467	40	—	1,381
Other, net	2	(4)	(40)	(6)	20	—	(28)
Income (loss) before income taxes	$6,338	$77,163	$5,227	$(8,910)	$(3,713)	$(35)	$76,070
Total expenditures for property, plant and equipment	$12,870	$8,131	$8,478	$669	$1,431	$—	31,579

Three Months Ended December 31, 2016	Pressure Pumping	Infrastructure	Sand	Drilling	All Other(a)	Eliminations	Total
Revenue from external customers	$32,002	$—	$11,408	$11,714	$10,429	$—	$65,553
Intersegment revenues	264	—	4	—	—	(268)	—
Total revenue	32,266	—	11,412	11,714	10,429	(268)	65,553
Cost of revenues, exclusive of depreciation, depletion, amortization and accretion	21,521	—	9,210	9,838	6,702	—	47,271
Intersegment cost of revenues	4	—	264	—	—	(268)	—
Total cost of revenue	21,525	—	9,474	9,838	6,702	(268)	47,271
Selling, general and administrative	1,346	—	812	2,271	1,604	—	6,033
Depreciation, depletion, amortization and accretion	9,049	—	1,749	5,268	1,766	—	17,832
Operating income (loss)	346	—	(623)	(5,663)	357	—	(5,583)
Interest expense	96	—	114	556	(3)	—	763
Other, net	2	—	14	68	130	—	214
Income (loss) before income taxes	$248	$—	$(751)	$(6,287)	$230	$—	$(6,560)
Total expenditures for property, plant and equipment	$6,410	$—	$6	$1,216	$—	$—	7,632

MAMMOTH ENERGY SERVICES, INC.
HISTORICAL SEGMENT DATA
(in thousands)

Three Months Ended September 30, 2017	Pressure Pumping	Infrastructure	Sand	Drilling	All Other(a)	Eliminations	Total
Revenue from external customers	$75,705	$13,486	$29,332	$13,644	$17,138	$—	$149,305
Intersegment revenues	950	—	3,401	—	287	(4,638)	—
Total revenue	76,655	13,486	32,733	13,644	17,425	(4,638)	149,305
Cost of revenues, exclusive of depreciation, depletion, amortization and accretion	52,961	10,117	25,178	11,598	14,679	—	114,533
Intersegment cost of revenues	3,688	—	905	45	—	(4,638)	—
Total cost of revenue	56,649	10,117	26,083	11,643	14,679	(4,638)	114,533
Selling, general and administrative	2,511	886	1,842	1,374	1,410	—	8,023
Depreciation, depletion, amortization and accretion	13,039	1,039	3,034	5,036	5,076	—	27,224
Operating income (loss)	4,456	1,444	1,774	(4,409)	(3,740)	—	(475)
Interest expense	592	68	87	570	103	—	1,420
Other, net	120	10	98	38	53	—	319
Income (loss) before income taxes	$3,744	$1,366	$1,589	$(5,017)	$(3,896)	$—	$(2,214)
Total expenditures for property, plant and equipment	$19,581	$8,055	$4,928	$2,357	$777	$—	35,698

Year Ended December 31, 2017	Pressure Pumping	Infrastructure	Sand	Drilling	All Other(a)	Eliminations	Total
Revenue from external customers	$277,326	$224,425	$90,023	$50,075	$49,647	$—	$691,496
Intersegment revenues	2,026	—	27,014	446	2,081	(31,567)	—
Total revenue	279,352	224,425	117,037	50,521	51,728	(31,567)	691,496
Cost of revenues, exclusive of depreciation, depletion, amortization and accretion	183,089	120,117	91,049	46,701	41,613	—	482,569
Intersegment cost of revenues	28,147	1,443	1,731	146	65	(31,532)	—
Total cost of revenue	211,236	121,560	92,780	46,847	41,678	(31,532)	482,569
Selling, general and administrative	9,501	21,606	8,190	5,510	5,079	—	49,886
Depreciation, depletion, amortization and accretion	45,413	3,185	9,394	19,635	14,497	—	92,124
Impairment of long-lived assets	—	—	324	3,822	—	—	4,146
Operating income (loss)	13,202	78,074	6,349	(25,293)	(9,526)	(35)	62,771
Interest expense	1,622	241	679	1,695	73	—	4,310
Bargain purchase gain, net of taxes	—	—	(4,012)	—	—	—	(4,012)
Other, net	129	6	211	256	75	—	677
Income (loss) before income taxes	$11,451	$77,827	$9,471	$(27,244)	$(9,674)	$(35)	$61,796
Total expenditures for property, plant and equipment	$85,853	$20,144	$16,376	$8,927	$2,553	$—	$133,853

MAMMOTH ENERGY SERVICES, INC.
HISTORICAL SEGMENT DATA
(in thousands)

Year Ended December 31, 2016	Pressure Pumping	Infrastructure	Sand	Drilling	All Other(a)	Eliminations	Total
Revenue from external customers	$123,856	$—	$33,835	$32,043	$40,891	$—	$230,625
Intersegment revenues	569	—	4,267	—	79	(4,915)	—
Total revenue	124,425	—	38,102	32,043	40,970	(4,915)	230,625
Cost of revenues, exclusive of depreciation, depletion, amortization and accretion	82,552	—	31,895	31,848	26,726	—	173,021
Intersegment cost of revenues	4,336	—	561	(8)	26	(4,915)	—
Total cost of revenue	86,888	—	32,456	31,840	26,752	(4,915)	173,021
Selling, general and administrative	4,327	—	3,337	5,625	4,759	—	18,048
Depreciation, depletion, amortization and accretion	37,013	—	6,483	21,512	7,307	—	72,315
Impairment of long-lived assets	139	—	—	347	1,385	—	1,871
Operating income (loss)	(3,942)	—	(4,174)	(27,281)	767	—	(34,630)
Interest expense	599	—	434	2,829	234	—	4,096
Other, net	27	—	96	248	(529)	—	(158)
Income (loss) before income taxes	$(4,568)	$—	$(4,704)	$(30,358)	$1,062	$—	$(38,568)
Total expenditures for property, plant and equipment	$7,673	$—	$528	$2,709	$830	$—	11,740

a.	Includes results for operations for our coil tubing, pressure control, flowback, cementing, equipment rental and remote accommodations businesses.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of long-lived assets, acquisition related costs, one-time compensation charges associated with the IPO, equity based compensation, interest expense, bargain purchase gain, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments.

Consolidated

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Reconciliation of Adjusted EBITDA to net income (loss):	(in thousands)
Net income (loss)	$65,915	$(57,706)	$(801)	$58,964	$(92,453)
Depreciation, depletion, amortization and accretion	27,770	17,832	27,224	92,124	72,315
Impairment of long-lived assets	4,146	—	—	4,146	1,871
Acquisition related costs	51	—	264	2,506	—
One-time IPO compensation charges	—	1,201	—	—	1,201
Equity based compensation	1,093	520	1,028	3,741	501
Interest expense	1,381	763	1,420	4,310	4,096
Bargain purchase gain	—	—	—	(4,012)	—
Other (income) expense, net	(28)	214	319	677	(158)
Provision (benefit) for income taxes	10,155	51,146	(1,413)	2,832	53,885
Adjusted EBITDA	$110,483	$13,970	$28,041	$165,288	$41,258

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Pressure Pumping Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Reconciliation of Adjusted EBITDA to net income (loss):	(in thousands)
Net income (loss)	$6,338	$248	$3,744	$11,451	$(4,568)
Depreciation, depletion, amortization and accretion	13,590	9,049	13,039	45,413	37,013
Impairment of long-lived assets	—	—	—	—	139
Acquisition related costs	—	—	1	1	—
One-time IPO compensation charges	—	102	—	—	102
Equity based compensation	438	176	428	1,641	176
Interest expense	599	96	592	1,622	599
Other expense, net	2	2	120	129	27
Adjusted EBITDA	$20,967	$9,673	$17,924	$60,257	$33,488

Infrastructure Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Reconciliation of Adjusted EBITDA to net income (loss):	(in thousands)
Net income (loss)	$47,873	$—	$1,366	$48,537	$—
Depreciation, depletion, amortization and accretion	1,805	—	1,039	3,185	—
Acquisition related costs	8	—	48	98	—
Equity based compensation	316	—	29	345	—
Interest expense	168	—	68	241	—
Other expense, net	(4)	—	10	6	—
Provision for income taxes	29,290	—	—	29,290	—
Adjusted EBITDA	$79,456	$—	$2,560	$81,702	$—

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Natural Sand Proppant Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Reconciliation of Adjusted EBITDA to net income (loss):	(in thousands)
Net income (loss)	$5,263	$(751)	$1,565	$9,474	$(4,709)
Depreciation, depletion, amortization and accretion	2,791	1,749	3,034	9,394	6,483
Impairment of long-lived assets	324	—	—	324	—
Acquisition related costs	42	—	167	2,163	—
One-time IPO compensation charges	—	33	—	—	33
Equity based compensation	184	57	272	708	57
Interest expense	107	114	87	679	434
Bargain purchase gain	—	—	—	(4,012)	—
Other (income) expense, net	(40)	14	98	211	96
(Benefit) provision for income taxes	(36)	—	24	(4)	4
Adjusted EBITDA	$8,635	$1,216	$5,247	$18,937	$2,398

Contract Land and Directional Drilling Services

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Reconciliation of Adjusted EBITDA to net loss:	(in thousands)
Net loss	$(8,910)	$(6,287)	$(5,017)	$(27,244)	$(30,358)
Depreciation, depletion, amortization and accretion	4,657	5,268	5,036	19,635	21,512
Impairment of long-lived assets	3,822	—	—	3,822	347
Acquisition related costs	—	—	(16)	8	—
One-time IPO compensation charges	—	964	—	—	964
Equity based compensation	77	110	138	507	110
Interest expense	467	556	570	1,695	2,829
Other (income) expense, net	(6)	68	38	256	248
Adjusted EBITDA	$107	$679	$749	$(1,321)	$(4,348)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2017	2016	2017	2017	2016
Reconciliation of Adjusted EBITDA to net income (loss):	(in thousands)
Net income (loss)	$15,386	$(50,916)	$(2,459)	$16,780	$(52,820)
Depreciation, depletion, amortization and accretion	4,927	1,766	5,076	14,497	7,307
Impairment of long-lived assets	—	—	—	—	1,385
Acquisition related costs	2	—	65	237	—
One-time IPO compensation charges	—	102	—	—	102
Equity based compensation	77	176	162	539	157
Interest expense	40	(3)	103	73	234
Other expense (income), net	20	130	53	75	(529)
(Benefit) provision for income taxes	(19,099)	51,145	(1,437)	(26,454)	53,881
Adjusted EBITDA	$1,353	$2,400	$1,563	$5,747	$9,717